SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) May 19, 1997



                           ONE VALLEY BANCORP, INC.
            (Exact name of registrant as specified in its charter)


         West Virginia             0-10042            55-0609408
 (State or other jurisdiction    (Commission       (I.R.S. Employer
       of incorporation)         File Number)   Identification No.)


              One Valley Square, Charleston, West Virginia  25326
                   (Address of principal executive offices)
                                  (Zip Code)


                                (304) 348-7000
             (Registrant's telephone number, including area code)


                                Not applicable
  (Former name, address, and fiscal year, if changed since last report)


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                          One Valley Bancorp, Inc.

Item 5.   Other Events

One Valley Bancorp, Inc. stock will commence trading on the New
York Stock Exchange (NYSE) on May 22, 1997 using the symbol 'OV', company President and Chief Executive Officer J. Holmes Morrison announced today.

Morrison said, "We believe One Valley shares will enjoy enhanced liquidity and tighter quotation spreads on the NYSE, which will result in greater value for our shareholders."

"The New York Stock Exchange is the largest and oldest organized securities market. It represents 83% of total U. S. market capitalization and 62% of U. S. equity trading volumes. In addition, the majority of banking companies our size or larger trade on the NYSE," Morrison stated.

One Valley Bancorp, headquartered in Charleston, WV, is the largest bank holding company based in West Virginia with $4.4 billion in total assets. The company has twelve affiliate banks with 89 offices--79 of which are in West Virginia and 10 in Virginia.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            One Valley Bancorp, Inc.

DATE   May 19, 1997

                            BY  /S/ Laurance G. Jones
                                    Laurance G. Jones
                                    Executive Vice President &
                                     Chief Financial Officer